UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                December 7, 2004
                Date of Report (Date of earliest event reported)



                         THE CHARLES SCHWAB CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)





             Delaware                     1-9700              94-3025021
   (State or other jurisdiction         Commission         (I.R.S. Employer
 of incorporation or organization)      File Number      Identification Number)



                   120 Kearny Street, San Francisco, CA 94108
              (Address of principal executive offices and zip code)
       Registrant's telephone number, including area code: (415) 627-7000




     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  |_| Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

  |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

  |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                         THE CHARLES SCHWAB CORPORATION




Item 1.01     Entry into a Material Definitive Agreement

On December 8, 2004, at a meeting of the Board of Directors of The Charles Schwab Corporation (the Company), the Compensation Committee of the Board of Directors (the Committee) approved amendments to The Charles Schwab Corporation Deferred Compensation Plan and The Charles Schwab Corporation Directors'
Deferred Compensation Plan (the Existing Plans). The amendments cease all deferrals under the Existing Plans except deferrals relating to compensation earned prior to January 1, 2005. On the same date, the Committee adopted The Charles Schwab Corporation Deferred Compensation Plan II and The Charles Schwab Corporation Directors' Deferred Compensation Plan II (the New Plans) to permit deferrals relating to compensation earned on and after January 1, 2005. The New Plans incorporate substantially similar terms and conditions as are contained in the Existing Plans but incorporate such changes as are necessary and appropriate to comply with the requirements of the American Jobs Creation Act of 2004 (the
Act).

The Charles Schwab Corporation Deferred Compensation Plan II permits certain officers of the Company to defer the payment of certain cash compensation they may earn. Deferrals are credited with assumed earnings based on a participant-directed investment arrangement that is similar to the arrangement for the Company's defined contribution plan. Subject to applicable tax laws (including provisions of the Act), deferrals and assumed earnings are paid to the participant, or the participant's beneficiary in the event of the participant's death, according to a time or schedule specified by the participant. Payment of deferrals and assumed earnings may also be made upon separation from service, death, disability, unforeseeable emergency or a change in control of the Company. All deferrals and assumed earnings are unfunded and subject to the claims of creditors.

The Charles Schwab Corporation Directors' Deferred Compensation Plan II permits directors of the Company and U.S. Trust Corporation, a subsidiary of the Company, to defer the payment of directors' fees that they may earn. At the election of the participant, deferrals may be converted into fully vested restricted stock units or nonqualified stock options of equivalent value pursuant to the Company's 2004 Stock Incentive Plan. If the participant elects restricted stock units, then the Company will issue an equivalent number of shares of Company common stock to a grantor trust. All restricted stock units are settled in shares of Company common stock and are paid in a lump sum from the trust by the end of February in the year immediately following the participant's termination of service. If the participant elects nonqualified stock options, the exercise price will be equal to the fair market value of Company common stock on the date of grant.

On December 7, 2004, the Board of Directors of U.S. Trust Corporation approved an amendment to the Executive Deferred Compensation Plan of U.S. Trust Corporation (the EDCP). Under the amendment, deferrals under the EDCP cease as of December 31, 2004. Certain officers are authorized to prepare and implement a successor EDCP that complies with the Act.

                         THE CHARLES SCHWAB CORPORATION


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           THE CHARLES SCHWAB CORPORATION
                                                         (Registrant)

Date:  December 10, 2004                         /s/ Christopher V. Dodds
       ------------------                        -------------------------------
                                                 Christopher V. Dodds
                                                 Executive Vice President and
                                                 Chief Financial Officer




















                                     - 2 -